Exhibit-23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post Effective Amendment No. 1 to the Registration Statement on Form S-1 of U.S. China Mining Group Inc. (Formerly known as Songzai Holding Group, Inc.) of our report dated March 31, 2011 relating to the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

Goldman Kurland and Mohidin, LLP
Encino, California
April 29, 2011

CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS
16133 Ventura Blvd., Suite 880 Encino, CA 91436
Tel 818-784-9000 Fax 818-784-9010